Exhibit 10.2

DEBT CONVERSION AND LIEN TERMINATION AGREEMENT

This Debt Conversion and Lien Termination Agreement (this “Agreement”) is made and entered into as of January 24, 2019 by and among by and between Blonder Tongue Laboratories, Inc., a Delaware corporation (the “Company”), R.L. Drake Holdings, LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company (“Drake” and, collectively with the Company, “Borrower”), Robert J. Pallé (“RJP”) and Carol M. Pallé (collectively, “Initial Lenders”), and Steven L. Shea, and James H. Williams (collectively, the “Supplemental Lenders”; and together with the Initial Lenders, collectively, the “Lenders”), and Robert J. Pallé, as Agent for the Lenders (in such capacity, the “Agent”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Loan Agreement (defined below).

BACKGROUND

Borrower, the Lenders and Agent are parties to a certain Amended and Restated Senior Subordinated Convertible Loan and Security Agreement, dated as of March 28, 2016, as amended by that certain First Amendment to Amended and Restated Senior Subordinate Convertible Loan and Security Agreement, dated as of March 21, 2017 (the “First Amendment”), as the same may be further amended, restated, replaced and/or modified from time to time (the “Loan Agreement”), pursuant to which the Lenders provided the Borrower with Commitments to lend Borrower up to $750,000 in the form of Term Loans.

The obligations of Borrower to pay, satisfy and discharge the obligations under the Loan Agreement are secured by security interests in and liens upon the Collateral (including, without limitation, (i) a certain Mortgage and Security Agreement recorded against the Mortgaged Property in favor of Robert J. Pallé and Carol M Pallé, jointly and severally, dated February 11, 2016 and recorded on March 11, 2016, in Middlesex County Mortgage Book 16286, page 47, (the “Pallé Mortgage”) and (ii) a certain Amended and Restated Mortgage and Security Agreement recorded against the Mortgaged Property, in favor of Robert J. Pallé, as agent, dated March 28, 2016, and recorded on May 10, 2016, in Middlesex County Mortgage Book 16344, page 480 (the “Agent Mortgage”, and together with the Pallé Mortgage, the “Mortgages”). The Agent Mortgage, by its terms amended and restated the Pallé Mortgage. The Loan Agreement, and the Mortgages, together with all other agreements, documents and instruments related thereto, are collectively referred to as the “Loan Documents”.

Prior to the date hereof, (i) the Initial Lenders converted 100% of the Accreted Principal Amount of the Tranche A Term Loan and 100% of the Accreted Principal Amount of the portion of the Tranche B Term Loan advanced by the Initial Lenders, into shares of Common Stock pursuant to Section 4.4 of the Loan Agreement, and (ii) James H Williams converted 100% of the Accreted Principal Amount of the portion of the Tranche B Term Loan advanced by him into shares of Common Stock pursuant to Section 4.4 of the Loan Agreement.

As of the date hereof, (i) Borrower remains indebted to Steven L. Shea (“Shea”) for 100% of the Accreted Principal Amount of the Tranche B Term Loan advanced by him in the original principal amount of $100,000 (the “Shea Tranche B Term Loan”), and (ii) the Initial Lenders remain obligated to make further advances to Borrower pursuant to the Tranche C Commitment, up to the Undrawn Tranche C Availability, which as of the date hereof is $250,000.

The Company has entered into an agreement of sale for the sale of the Mortgaged Property (the “Mortgaged Property Sale”) and in connection therewith (i) Borrower will fully pay satisfy and discharge the outstanding Accreted Principal Amount of the Shea Tranche B Term Loan, unless sooner converted into shares of Common Stock by Shea pursuant to Section 4.4 of the Loan Agreement, (ii) the Tranche C Commitment will be terminated, and (iii) all liens and security interests in the Collateral, including, without limitation the Mortgages, will be terminated and released. The date on which the Mortgaged Property Sale is consummated is referred to herein as the “Closing Date” and the consummation of the sale of the Mortgaged Property is referred to herein as the “Closing”.

Debt Conversion and Lien Termination Agreement

Shea has submitted a Notice of Conversion to the Company, a copy of which is attached hereto as Exhibit A (the “Shea Notice of Conversion”), which by its terms is contingent upon and will be effective contemporaneously with, the Closing.

NOW, THEREFORE, in consideration of the premises set forth in the Background Section hereof, for the sum of $10.00 in hand paid, and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, , the parties hereto, intending to be legally bound, agree as follows:

1. As of and immediately prior to the Closing Date, the only outstanding Lender Indebtedness is the Accreted Principal Amount of the Shea Tranche B Term Loan.

2. Contemporaneously with the Closing (i) pursuant to the Shea Notice of Conversion, the Accreted Principal Balance of the Shea Tranche B Term Loan will be converted into shares of Common Stock in accordance with the provisions of Section 4.4 of the Loan Agreement and the Closing Date will be deemed to be the Conversion Date, (ii) the Tranche C Commitment will be automatically terminated and the Undrawn Tranche C Availability will cease to be available for borrowing, (iii) all of the obligations arising under or in connection with the Loan Documents (other than those obligations which survive termination of the Loan Documents as provided in the Loan Documents or except as otherwise herein provided) will be deemed fully paid, satisfied and discharged, and (iv) all liens and security interests of any kind, character or nature granted by Borrower to Agent and the Lenders in the property of Borrower, including, without limitation, the Mortgages, will be terminated and released of record.

3. Contemporaneously with the Closing, Borrower will be authorized to prepare and file any UCC-3 termination statements, terminating, of record, the security interests perfected thereby, and any other documents or instruments necessary to terminate any other liens previously filed, recorded or registered by Agent or the Initial Lenders with respect to the Lender Obligations against Borrower or its assets, including without limitation, filing of the Discharge of Mortgage in the form attached hereto as Exhibit B, with respect to the Mortgages.

4. Borrower shall be responsible for all costs and expenses in connection with the termination of the aforesaid financing statements and all release and termination documentation.

5. This Agreement may be executed in several counterparts (and by each party on a separate counterpart), each of which when so executed and delivered shall be an original, but all of which together shall constitute one agreement.

6. Borrower acknowledges and agrees that it does not have any claims, suits or causes of action against Agent or Lenders and hereby remises, releases and forever discharges Agent and Lenders from any claims, suits or causes of action of any nature whatsoever, at law or in equity or otherwise, of every kind and character which Borrower ever had, now have or may hereafter have, known or unknown, foreseen or unforeseen, upon or by reason of any matter, cause or thing whatsoever, from the beginning of the world to the date hereof, arising out of the Loan Agreement, the Loan Documents and the transactions referenced therein.

7. This Agreement shall be governed by, and construed (both as to validity and performance) and enforced in accordance with, the laws of the State of New Jersey without regard to the principles thereof relating to the conflict or choice of laws.

Debt Conversion and Lien Termination Agreement

IN WITNESS WHEREOF, each of the parties has executed this Agreement as of the date first written above.

BLONDER TONGUE LABORATORIES, INC.

By:
Eric Skolnik, Senior Vice President/ Chief Financial Officer:

R.L. DRAKE HOLDINGS, LLC

By:
Eric Skolnik, Senior Vice President/ Chief Financial Officer:

ROBERT J. PALLÉ, as Agent

ROBERT J. PALLÉ, as a Lender

CAROL M. PALLÉ, as a Lender

STEVEN L. SHEA, as a Lender

JAMES H. WILLIAMS, as a Lender

Debt Conversion and Lien Termination Agreement

Exhibit A

Shea Notice of Conversion

Reference is made to that certain Amended and Restated Senior Subordinated Convertible Loan and Security Agreement, by and among Blonder Tongue Laboratories, Inc., a Delaware corporation (the “Company”), R.L. Drake Holdings, LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company (“Drake” and, collectively with the Company, “Borrower”), Robert J. Pallé (“RJP”) and Carol M. Pallé (collectively, “Initial Lenders”), and Steven L. Shea, and James H. Williams (collectively, the “Supplemental Lenders”; and together with the Initial Lenders, collectively, the “Lenders”), and Robert J. Pallé, as Agent for the Lenders (in such capacity, the “Agent”), dated as of March 28, 2016, as amended by that certain First Amendment to Amended and Restated Senior Subordinate Convertible Loan and Security Agreement, dated as of March 21, 2017 (the “First Amendment”), as the same may be further amended, restated, replaced and/or modified from time to time (the “Loan Agreement”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Loan Agreement.

Reference is also made to that certain Debt Conversion and Lien Termination Agreement, dated on or about the date hereof, among the undersigned, Borrower, Agent and the Lenders (the “Debt Conversion and Lien Termination Agreement”), to which a copy of this Notice of Conversion is appended.

Pursuant to and in accordance with Section 4.4 of the Loan Agreement, and further subject to the Debt Conversion and Lien Termination Agreement, the undersigned hereby submits this Notice of Conversion with regard to 100% of the Accreted Principal Amount of the Tranche B Term Loan advanced by the undersigned, in the original principal amount of $100,000; provided however, that this Notice of Conversion is subject to and contingent upon the contemporaneous consummation of the sale by the Company of its manufacturing facility located at One Jake Brown Road, Old Bridge New Jersey.

By:
Steven L. Shea

Dated : January __, 2019

Debt Conversion and Lien Termination Agreement

Exhibit B

Discharge of Mortgage.

[To be attached]

Debt Conversion and Lien Termination Agreement